UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South, Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 201-4194

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.
Other Events.

On November 30, 2016, Echo Therapeutics, Inc. (the “Company”) received an Order to Show Cause (the “Order”) filed by Manchester Management Company, LLC, Manchester Alpha, L.P., JEB Partners, L.P., in its individual and derivative capacity, James E. Besser and Donald E. Besser (collectively, the “Plaintiffs”) in the United States District Court for the Southern District of New York (the “Southern District”) against the Company, Michael Goldberg (“MG”), Shepard Goldberg (“SG”), Alec Goldberg, Platinum Management (NY) LLC (“Platinum”), Mark Nordlicht (“Nordlicht”), Bernard Fuchs (“Fuchs, and together with Platinum and Nordlicht, the “Platinum Defendants”), Medical Technologies Innovation Asia, Ltd. (“MTIA”), as defendants, and the Company as nominal defendant (collectively, the “Defendants”). The Order was obtained by the Plaintiffs, ex parte, based, in part, upon information provided by Thomas Bishop, the Company’s former Vice President of Operations and Product Development, who tendered his resignation after admitting to lying to the Company’s officers and directors regarding attending a meeting in Florida with one or more of the Plaintiffs that he was instructed not to attend, and Craig Pierson, Managing Director of Investment Banking from LifeTech Capital who the Company understands attended the meeting with Mr. Bishop in Florida and who introduced certain of the Plaintiffs to the Company. The Order temporarily restrains and enjoins the Company from taking certain actions outside of the ordinary course of business, including entering into any agreement with MTIA, or selling, transferring and/or licensing any of the Company’s assets. The Order granted Plaintiffs expedited discovery and depositions are currently being scheduled. A hearing is scheduled for December 8, 2016. The Company intends to vigorously defend against this action.

The Plaintiffs further filed a Summon and Complaint against the Defendants in the Southern District alleging various violations of the securities laws, theft of trade secrets, breach of contract and breach of fiduciary duty. The Complaint seeks, among other things, damages in excess of $800,000, derivative relief in favor of the Company against the Platinum Defendants, MG, SG and MTIA, temporary and permanent injunctive relief restraining and enjoining MTIA, the Platinum Defendants, MG and SG from transferring, possessing, using or disclosing trade secrets alleged to have been misappropriated from Echo, and the appointment of a trustee to operate Echo for the benefit of Plaintiffs and other secured parties. The Company denies the allegations and intends to vigorously defend against these claims.

The Company expects that defense of these actions will drain the Company’s remaining limited resources and prevent the consummation of any transaction that might allow the Company to continue funding its research and development activities. The Company is exploring its alternatives, but if the Company is unable to overturn the temporary restraining order or otherwise settle these actions, the Company will be unable to continue as a going concern.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: December 2, 2016	By: /s/ Alan W. Schoenbart
Alan W Schoenbart
Interim Chief Executive Officer